Exhibit 3.25

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

SCC619

(07/05)

ARTICLES OF INCORPORATION

OF A VIRGINIA STOCK CORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.                                      The name of the corporation is

Washington Consulting Government Services, Inc..

2.                                      The number of shares authorized to be issued by the corporation is one thousand (1,000).

3.                                      A. The name of the corporation’s initial registered agent is

CT Corporation System.

B.  The initial registered agent is (mark appropriate box):

(1)                                 an individual who is a resident of Virginia and

☐            an initial director of the corporation.

☐            a member of the Virginia State Bar.

OR

(2)         ☒          a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4.                                      A. The corporation’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301	Glen Allen,	VA	23060-6802.
(number/street)	(city or town)		(zip)

B.      The registered office is physically located in the ☒ county or ☐ city of Henrico.

5.                                      The initial directors are:

NAME(S)                                                                                                                                                                                                                              ADDRESS(ES)

6.                                      INCORPORATOR(S):

/s/ Joshua J. Izenberg	Joshua J. Izenberg

SIGNATURE(S)	PRINTED NAME(S)

Telephone number (optional):

See instructions on the reverse.

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.

STATEMENT OF SOLE INCORPORATOR

The undersigned, Joshua J. Izenberg, being the sole incorporator of Washington Consulting Government Services, Inc. (the “Corporation”), formed under and pursuant to the Virginia Stock Corporation Act (the “Act”), hereby states and reports, pursuant to the Act, that:

1.                                      The Corporation’s Articles of Incorporation were filed with the State Corporation Commission of the Commonwealth of Virginia on July 13, 2007, and a copy certified by the Virginia State Corporation Commission is attached hereto.

2.                                      This statement, including the attached certified copy of the Corporation’s Articles of Incorporation, shall be inserted in the Corporation’s minute book.

3.                                      The following individuals are hereby elected as the initial members of the board of directors of the Corporation, to serve until each of their successors is elected and duly qualified or until each of their earlier resignation or removal:

John P. Foley

Gary N. Amstutz

Joshua J. Izenberg

4.                                      I hereby resign from my position as sole incorporator of the Corporation, and abdicate all responsibilities related thereto.

IN WITNESS WHEREOF, I have made and subscribed this statement as of July 16, 2007.

/s/ Joshua J. Izenberg
Joshua J. Izenberg